Exhibit 10.5

WARRANT AGREEMENT (this “Agreement”), dated as of March 31, 2008 among Thornburg Mortgage, Inc., a Delaware corporation (the “Company”), the warrantholders listed on the signature pages hereto (the “Initial Holders”) and each other Person (as defined in paragraph 7(a)) who subsequently becomes a party hereto.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Grant. The Company hereby grants to the Initial Holders warrants designated as Class B warrants (“Warrants”) which shall entitle the registered holder thereof to purchase from the Company, at any time or from time to time after April 11, 2008 until 5:00 P.M., New York time, on March 31, 2015 (the “Expiration Date”), 197,929,427 shares (the “Initial Warrant Shares”) of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), constituting 39.59 percent of the shares of Common Stock outstanding on the date hereof on a fully-diluted basis after giving effect to such issuance and all anti-dilution adjustments in all existing instruments and agreements of the Company (such percentage calculated based on 500,000,000 issued and reserved shares on a pro forma basis, which includes (i) 79,614,246 currently outstanding preferred shares and common shares reserved for issuance upon the conversion of shares of preferred stock, (ii) 3,965,549 shares reserved for the Company’s dividend reinvestment program (the “DRSPP”) and (iii) total issued shares of 416,420,205 excluding the outstanding preferred shares; 197,929,427 shares would constitute 47.53 percent of the 416,420,205 issued shares) and subject to adjustment as provided in paragraph 6, at the exercise price of $0.01 per share (the “Exercise Price”), all subject to the terms set forth herein. The total number of Warrant Shares (and Warrants representing such Warrant Shares) shall be increased to 90 percent of the shares of Common Stock outstanding on the date hereof on a fully-diluted basis after giving effect to such issuance and all anti-dilution adjustments in all existing instruments and agreements of the Company (but excluding and less any additional shares of Common Stock issuable under warrants granted in connection with the Tender Offer (as defined in paragraph 6(b)) and subject to adjustment as provided in paragraph 6 upon the shareholders of the Company approving an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock to an amount that reaches the point at which Warrant Shares representing 90% of the Common Stock outstanding on a fully-diluted basis after giving effect to such issuance and all anti-dilution adjustments in all existing instruments and agreements of the Company have been issued by the Company (but excluding and less any additional shares of Common Stock issuable under warrants granted in connection with the Tender Offer) (the maximum increase in the total number of Warrant Shares, the “Additional Warrant Shares”, and the Additional Warrant Shares and the Initial Warrant Shares, collectively, the “Warrant Shares”). The additional Warrants representing the Additional Warrant Shares will be granted to the Participants (as defined in the Principal Participation Agreement dated the date hereof among the Company and the financial institutions named therein) and/or Escrow Subscribers (as defined in the Purchase Agreement dated as of March 31, 2008 among the Company and the investors named therein (the “Purchase Agreement”) upon receipt of the aforementioned shareholder approval and the execution and delivery by such persons of an agreement to become a party hereto and bound hereby and, in the case of the Escrow Subscribers, the completion by the Company of the Tender Offer, all as described in the Purchase Agreement. Each registered holder of Warrants agrees to exercise the Warrants as promptly as practicable after April 11, 2008 and from time to time thereafter to the extent permitted by applicable federal, state and foreign laws and regulations.

2. Warrant Certificates. The Warrants shall be evidenced by certificates issued pursuant to this Agreement (the “Warrant Certificates”) in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Agreement.

3. Exercise of Warrant.

(a) General. Subject to the provisions of this Agreement, upon surrender to the Company at its principal office of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment in accordance with paragraph 3(b) of the Exercise Price, and upon compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), if applicable, the Company shall issue and deliver promptly to the registered holder of such Warrant Certificate, a certificate or certificates for the Warrant Shares or other securities or property to which the registered holder is entitled, registered in the name of such registered holder or, upon the written order of such registered holder, in such name or names as such registered holder may designate. In the case of an exercise of Warrants, any certificate or certificates representing Warrant Shares shall be deemed to have been issued to and any Person so designated to be named therein shall be deemed to have become the holder of record of the Warrant Shares as of the date of the surrender of such Warrant Certificate (together with such duly executed Form of Election to Purchase) and payment of the Exercise Price. Each Warrant not exercised or deemed exercised on or prior to the Expiration Date shall become invalid and all rights thereunder, and all rights in respect thereof under this Agreement, shall cease as of that time.

(b) Payment. Payment of the Exercise Price shall be made, at the option of the registered holder of the Warrants, (i) in cash, by certified check or wire transfer payable to the order of the Company, (ii) on a net basis, such that without the exchange of any funds, such holder receives that number of Warrant Shares that would otherwise be issuable upon a cash exercise of such Warrants less that number of Warrant Shares having a current market price (as defined in paragraph 6(d)) equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares with respect to which such Warrant is being exercised in which case, such exchange shall be treated as a recapitalization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) by any combination of the foregoing.

(c) Exercise in Whole or in Part. The purchase rights evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, in whole or in part, but only for lots of 100 Warrant Shares or integral multiples thereof if less than all the Warrants then held by such registered holder are being exercised. If less than all of the Warrant Shares purchasable under any Warrant Certificate are purchased, the Company shall cancel such Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the remaining number of Warrant Shares purchasable thereunder.

(d) Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of any Warrants. Instead the Company shall round the results of an exercise up to the nearest full share of Common Stock.

(e) Reservation of Shares. The Company will at all times reserve and keep available out of its authorized Common Stock solely for the purpose of issuance upon exercise of the Warrants as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the exercise of all outstanding Warrants. All shares of Common Stock that may be issued upon exercise of the Warrants will, upon issuance, be validly issued, fully paid and nonassessable and not subject to preemptive rights of any shareholder.

4. Transfer.

(a) Warrant Register. The Company shall maintain at its principal office a Warrant Register for registration of Warrant Certificates and transfers thereof. The Company shall initially register the outstanding Warrants in the name of each Initial Holder. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and of the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. For the purpose of this Agreement, all references to a holder herein shall refer to a registered holder of Warrants.

(b) Warrants and Warrant Shares Not Registered. Each registered holder of the Warrants, by acceptance thereof, represents and acknowledges that the Warrants and the Warrant Shares which may be purchased upon exercise of a Warrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), that the issuance of the Warrants and the offering and sale of such Warrant Shares are being made in reliance on the exemption from registration under Section 4(2) of the Securities Act as not involving any public offering and that the Company’s reliance on such exemption is predicated in part on the representations made by each Initial Holder of the Warrants to and with the Company that such holder (1) is acquiring the Warrants for investment for its own account, with no present intention of reselling or otherwise distributing the same, (2) is an “accredited investor” as defined in Regulation D under the Securities Act, and (3) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the acquisition and exercise of the Warrants. Neither the Warrants nor the related Warrant Shares may be transferred except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 under the Securities Act if the transferor delivers a certificate, in form and substance reasonably satisfactory to the Company, that such transfer complies with the requirements of Rule 144, or (iii) pursuant to any other available exemption from registration if such transferee makes the representations set forth in the preceding sentence in writing to the Company. The Company reserves the right to restrict any offer, sale or other transfer of Warrants or Warrant Shares pursuant to clause (iii) above and to require the completion, execution and delivery of (x) a letter from the transferee substantially in the form of the Transferee’s Letter attached hereto as Exhibit B and (y) an opinion of counsel satisfactory to the Company that the proposed transfer does not require registration under the Securities Act.

(c) Notice and Registration of Transfer. Each registered holder of the Warrants, by acceptance thereof, agrees that prior to any disposition by such holder of the Warrants or of any Warrant Shares, such holder will give written notice to the Company expressing such holder’s intention to effect such disposition and describing briefly such holder’s intention as to the manner in which the Warrants or the Warrant Shares theretofore issued or thereafter issuable upon exercise hereof, are to be disposed of, whereupon, but only if such transfer is permitted pursuant to paragraph 4(b) above, such transferring holder shall be entitled to dispose of the Warrants and/or the Warrant Shares theretofore issued upon the exercise thereof, all in accordance with the terms of the notice delivered by such holder to the Company. In the event of such transfer, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to the Company at its principal office, accompanied by a written instrument of transfer in form reasonably satisfactory to it, duly executed by the registered holder thereof. Upon any such registration or transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled.

5. Special Agreements of the Company. The Company covenants and agrees as follows:

(a) Listing on Securities Exchanges. If the Common Stock is listed on a stock exchange, the Company will use its best efforts to procure at its sole expense the listing of all Warrant Shares (subject to issuance or notice of issuance) on all stock exchanges on which the Common Stock is then listed, and maintain the listing or quotation of such shares and other securities after issuance.

(b) Actions in Avoidance; Non-Dilution. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in carrying out all of the provisions of the Warrants and in taking all of such action as may be necessary or appropriate in order to protect the rights of the registered holders of the Warrants against impairment. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Warrants, and (ii) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

6. Adjustment of Number of Warrant Shares Issuable. The number and kind of shares purchasable upon the exercise of Warrants shall be subject to adjustment from time to time as follows:

(a) In case the Company shall, while this Agreement remains in effect, (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide shares of its Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the holder of each Warrant shall be entitled to purchase the aggregate number and kind of Warrant Shares which, if such Warrant had been exercised immediately prior to such event, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) In case the Company shall, while this Agreement remains in effect, (i) issue any Common Stock (excluding issuances upon exercise of Warrants, upon exercise of the Class A Warrants to purchase 46,960,000 shares of Common Stock issued to Greenwich Capital Markets, Inc., The Royal Bank of Scotland Plc, Greenwich Capital Markets, Inc., Bear Stearns Investment Products Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, UBS Securities LLC, and Credit Suisse International or upon exercise of the warrants or alternative consideration to be issued to the holders of shares of preferred stock of the Company in the self-tenders contemplated by the Term Sheet, dated March 24, 2008, among Thornburg Mortgage, Inc., MatlinPatterson Global Opportunities Partners III L.P., MatlinPatterson Global Opportunities Partners (Cayman) III L.P. and Thornburg Mortgage Advisory Corporation (collectively, including consent solicitations to delete restrictive covenants, including without limitation voting and dividend blocker provisions in the Articles Supplementary for such series of preferred stock, the “Tender Offer”)) at a price per share less than current market price per share of Common Stock on the date of such issuance or (ii) issue any rights, warrants (other than in connection with this Agreement or the Tender Offer), options or other securities exercisable or exchangeable for or convertible into Common Stock at an equivalent price per share less than the current market price per share of Common Stock on the date of such issuance, the number of Warrant Shares that are purchasable hereunder after such issuance shall be determined by multiplying the number of Warrant Shares purchasable hereunder immediately prior to the date of issuance by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate price of the total number of shares so issued or offered for subscription or purchase would purchase at such current market price, and the numerator of which shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock or rights to acquire Common Stock issued or offered for subscription or purchase (or into which the convertible securities so offered are convertible). Shares of Common Stock owned by or held for the account of the Company or any subsidiary on such date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall become effective immediately after such issuance. Such adjustment shall be made successively whenever any such event shall occur. No further adjustment shall be made upon the conversion, exercise or exchange of such security if any adjustment shall have been made upon the issuance of such security.

(c) In case the Company shall, while this Warrant remains in effect, fix a record date for the making of a distribution to all holders of its Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness or shares of any class of capital stock, cash or other property or assets (excluding dividends paid in or distributions of the Company’s capital stock for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to paragraph 6(a)) or subscription rights or warrants (excluding those referred to in paragraph 6(b)) the number of Warrant Shares that are purchasable hereunder after such record date shall be determined by multiplying the number of Warrant Shares that are purchasable hereunder immediately prior to such record date by a fraction, of which the denominator shall be the current market price per share of Common Stock on such record date, less the fair market value (which for the avoidance of doubt when calculating fair market value shall take into consideration the consideration, if any, paid or to be paid by the holders of Common Stock for such distribution) as determined in good faith by the Board of Directors of the Company (the “Board”) (whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so to be distributed to a holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and the numerator shall be such current market price per share of Common Stock on such record date. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the number of Warrant Shares that are Common Stock purchasable hereunder shall again be adjusted to be the number that was in effect immediately prior to such record date.

(d) For the purpose of any computation under this Agreement, the current market price per share of Common Stock on any day shall be:

(A) if the Common Stock is listed or admitted to trading on a principal national securities exchange in the United States or in the over-the-counter market, the current market price per share shall be deemed to be the average of the Closing Prices of the Common Stock for the 10 consecutive trading days immediately preceding the trading day before the day in question; provided that, in the case of paragraph 6(c), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution shall be less than 10 trading days, the period shall be such lesser number of trading days but, in any event, not less than five trading days;

(B) if the Common Stock is not quoted or listed by any such organization, exchange or market, the current market price per share shall be the fair market value thereof as determined in good faith by the Board.

(e) For purposes of any computation respecting consideration received pursuant to paragraph 6(c) above, the following shall apply:

(A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the gross proceeds to the Company from such issuance, which shall not include any deductions for any commissions, discounts or other expenses incurred by the Company in connection therewith;

(B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash or, subject to clause (C), securities, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board (irrespective of the accounting treatment thereof), whose determination shall be conclusive;

(C) in the case of the issuance of shares of Common Stock for a consideration in whole or in part consisting of securities, the value of any securities shall be deemed to be: (x) if traded on a securities exchange, the average of the closing prices of the securities on such securities exchange or quotation system over the 10 trading day period ending on the trading day immediately preceding the day in question, (y) if actively traded over-the-counter, the average of the closing bid or sale prices (whichever is applicable) over the 10 day period ending on the trading day immediately preceding the day in question and (z) if there is no active public market, the fair market value thereof, determined as provided in clause (B) above; and

(D) in the case of the issuance of securities convertible into, exercisable for or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional consideration, if any, to be received by the Company upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) through (C) of this paragraph 6(i)).

(f) No adjustment in the number of Warrant Shares need be made until all cumulative adjustments amount to an increase or decrease of at least one whole share. All calculations under this paragraph 6 shall be made to the nearest 1/1,000th of a share.

(g) For purposes of this paragraph 6, “Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of paragraph 6(j) below, shares issuable on exercise of the Warrants shall include only shares of the class designated as Common Stock of the Company on the date hereof or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

(h) The Company hereby agrees with each holder of Warrants that it shall not increase the par value of the Common Stock above its current par value of $0.01 per share. No adjustment in the number of Warrant Shares need be made under paragraphs 6(a), 6(b) or 6(c) above if the Company issues or distributes to each registered holder of Warrants the shares of

Common Stock, evidences of indebtedness, assets or other property, rights or securities referred to in those paragraphs which each such registered holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

(i) Whenever the number of Warrant Shares purchasable upon exercise of any Warrant shall be adjusted, the Company shall promptly mail to registered holders of Warrants, first class, postage prepaid, a notice of the adjustment together with a certificate from the Company’s chief financial officer briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

(j) If:

(A) the Company takes any action which would require an adjustment in the number of Warrant Shares purchasable upon exercise of any Warrant pursuant to this paragraph 6;

(B) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and shareholders of the Company must approve the transaction; or

(C) there is a dissolution or liquidation of the Company;

the Company shall mail to registered holders of the Warrants, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 5 days before such proposed record or effective date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph 6(i).

(k) In the case of any consolidation of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company’s Common Stock is converted into other securities, cash or assets or other property, upon consummation of such transaction, each Warrant shall automatically thereafter become exercisable for the kind and amount of securities, cash or other assets or other property receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Warrant might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Warrants, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the number of shares of Common Stock issuable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or assets or property thereafter deliverable upon the exercise of Warrants. If this paragraph 6(k) applies to any transaction, paragraph 6(a) does not apply to such transaction.

(l) In any case in which this paragraph 6 shall require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event the issuance to the holder of any Warrants exercised after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the number of Warrant Shares in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Company, the number of Warrant Shares shall be recomputed immediately upon such recission to the price that would have been in effect had such event not been authorized, provided that such recission is permitted by and effective under applicable laws.

(m) If any event occurs as to which the foregoing provisions of this paragraph 6 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

7. Registration Rights.

(a) Definitions. As used in this Agreement:

(i)	“Affiliate” means , with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. For the purposes of this definition, the term “control” and its corollaries means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person.

(ii)	“Other Holders” means Persons other than registered holders of Registerable Securities who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

(iii)	“Other Securities” means securities of the Company, other than Registrable Securities, which, by virtue of agreements between Other Holders and the Company, are entitled to be included in certain registrations hereunder.

(iv)	“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity, including but not limited to any government, agency or political subdivision thereof, or any group comprised of two or more of the foregoing.

(v)	“Registrable Securities” means all shares of Common Stock of the Company issuable upon conversion of the Warrants or all other securities issued or distributed by the Company with respect to, or in exchange for, Registrable Securities, or pursuant to a stock dividend or distribution, stock split, merger, consolidation, reorganization, recapitalization, reclassification, conversion right or otherwise. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when: (i) a registration statement with respect to the sale by the registered holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities cease to be outstanding. For purposes of this Agreement, any required calculation of the amount or percentage of Registrable Securities shall be based on the number of shares of Common Stock which are Registrable Securities, including shares issuable upon the conversion, exchange or exercise of the Warrants or any other security convertible, exchangeable or exercisable into Common Stock.

(vi)

“Registration Expenses” means any and all expenses incident to performance of or compliance with this paragraph 7, including (a) all SEC and securities exchange or quotation service registration and filing fees, (b) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation service and all rating agency fees, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters (or both) required by or incident to such performance and compliance, (f) the fees and disbursements of one firm of attorneys in each registration to be effected pursuant to this paragraph 7 chosen by registered holders holding a majority of the Registrable Securities to be registered in such public offering, (g) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and (h) all expenses incurred in connection with any road show (including but not limited to the reasonable out-of-pocket expenses of the registered holders of Registerable Securities).

(b) Incidental Registration. (i) If the Company at any time after the date hereof proposes to register equity securities under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, it will, at each such time, give prompt written notice to all registered holders of the Warrants of its intention to do so and of such registered holders’ rights under this paragraph 7. Upon the written request of any such registered holder made within fifteen (15) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such registered holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the registered holders thereof; provided that:

(A) if, at any time after giving written notice of its intention to register any securities, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each registered holder of Registerable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses already incurred in connection therewith), and

(B) if such registration involves an underwritten offering, all registered holders of Registerable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.

(ii) If a registration requested pursuant to this paragraph 7 involves an underwritten public offering, any registered holder of Registerable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any part of such securities in connection with such registration. Nothing in this paragraph 7 shall operate to limit the right of any registered holder of Registerable Securities to request the registration of Common Stock issuable upon the conversion, exchange or exercise of the Warrants or any other securities held by such registered holder notwithstanding the fact that at the time of request such registered holder does not hold the Common Stock underlying such securities. The registrations provided for in this paragraph 7(b) are in addition to, and not in lieu of, registrations made upon the request of the registered holders of Registerable Securities in accordance with paragraph 7(c) and paragraph 7(d).

(iii) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this paragraph 7(b).

(iv) If a registration pursuant to this paragraph 7(b) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such registration would be likely to have an adverse effect on the price, timing or distribution of the securities to be offered in such offering as contemplated by the Company (other than the Registrable Securities), then the Company shall include in such registration (i) first, 100% of the securities the Company proposes to sell for its own account, and (ii) second, to the extent of the amount of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the amount of Registrable Securities which the registered holders of Registerable Securities have requested to be included in such registration, such amount to be allocated pro rata among all requesting registered holders of Registerable Securities on the basis of the relative amount of Registrable Securities then held by each such registered holder (provided that any such amount thereby allocated to any such registered holder that exceeds such registered holder’s request shall be reallocated among the remaining requesting registered holders of Registerable Securities in like manner).

(c) Registration on Request. (i) At any time or from time to time following the date hereof, upon the written request of any registered holder or holders of Registerable Securities (collectively, the “Demand Party”), requesting that the Company effect the registration under the Securities Act of all or part of such Demand Party’s Registrable Securities and specifying the amount and intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all registered holders of Registerable Securities other than the Demand Party, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of (A) the Registrable Securities which the Company has been so requested to register by the Demand Party and (B) all other Registrable Securities of the same class or series as are to be registered at the request of the Demand Party and which the Company has been requested to register by any other registered holder thereof by written request given to the Company within fifteen (15) days after the giving of such written notice by the Company (which request shall specify the amount and intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided that the Company shall not be required to effect any registration to be effected pursuant to this paragraph 7(c) unless at least 10% of the Registrable Securities outstanding at the time of such request is to be included in such registration; and provided, further, that if the Company shall have previously effected a registration pursuant to this paragraph 7(c) or paragraph 7(d) (with respect to all such Registrable Securities) or shall have previously effected a registration of which notice has been given to the Holders pursuant to paragraph 7(b) hereof, the Company shall not be required to effect any registration pursuant to this paragraph 7(c) until a period of 180 days shall have elapsed from the date on which the previous such registration ceased to be effective.

(ii) The Company shall select the registration statement form for any registration pursuant to this paragraph 7(c); provided that if any registration requested pursuant to this paragraph 7(c) which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) is in connection with an underwritten public offering, and if the managing underwriter advises the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

(iii) The Company will pay all registration expenses in connection with registrations of each class or series of Registrable Securities pursuant to this paragraph 7(c).

(iv) A registration requested pursuant to this paragraph 7(c) will not be deemed to have been effected unless it has become effective and all of the Registrable Securities registered thereunder have been sold.

(v) If a requested registration pursuant to this paragraph 7(c) involves an underwritten offering, the investment banker(s), underwriter(s) and manager(s) for such registration shall be selected by the registered holders of a majority of the Registrable Securities which the Company has been requested to register; provided that if one or more Initial Holders is a Demand Party, then such Initial Holder(s) shall select the investment banker(s), underwriter(s) and manager(s) for such registration; and provided further that such investment banker(s), underwriter(s) and manager(s) shall in any case be reasonably satisfactory to the Company.

(vi) If a requested registration pursuant to this paragraph 7(c) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities to be included in such registration (including securities of the Company which are not Registrable Securities) would be likely to have an adverse effect on the price, timing or distribution of the securities to be offered in such offering as contemplated by the registered holders of Registerable Securities (an “Adverse Effect”), then the Company shall include in such registration (i) first, 100% of the Registrable Securities requested to be included in such registration by the Demand Party and all other registered holders of Registrable Securities pursuant to this paragraph 7(c) (to the extent that the managing underwriter, if applicable, believes that all such Registrable Securities can be sold in such offering without having an Adverse Effect; provided that if they cannot and the Demand Party does not exercise its right set forth in the next sentence of this clause (vi), such lesser number of Registrable Securities the managing underwriter believes can be sold in the offering without having an Adverse Effect allocated pro rata among the Demand Parties and all requesting other registered holders of Registerable Securities on the basis of the amount of Registrable Securities requested to be included in such registration (provided that any such amount thereby allocated to any such Demand Party or registered holder of Registerable Securities that exceeds its request shall be reallocated among the remaining Demand Parties and requesting registered holders of Registerable Securities in a like manner)), (ii) second, to the extent the managing underwriter believes additional securities can be sold in the offering without having an Adverse Effect, the amount of equity securities of the Company that the Company intends to sell for its own account, and (iii) third, to the extent the managing underwriter believes additional securities can be sold in the offering without having an Adverse Effect, the amount of Other Securities requested to be included by Other Holders in such registration, allocated pro rata among all requesting Other Holders on the basis of the relative amount of all Other Securities then held by each such Other Holder (provided that any such amount thereby allocated to any such Other Holder that exceeds such Other Holder’s request shall be reallocated among the remaining requesting Other Holders in a like manner). If the managing underwriter of any underwritten offering shall advise the registered holders of Registerable Securities participating in a registration pursuant to this paragraph 7(c) that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Demand Party, then the Demand Party shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement.

(vii) Notwithstanding paragraph 7(c)(vi), (x) if the Board determines, in its good faith judgment, that the registration and offering otherwise required by this paragraph 7(c) would have an Adverse Effect on a then contemplated public offering of the Company’s equity securities, the Company may postpone the filing (but not the preparation) of a registration statement required by this paragraph 7(c), during the period starting with the 30th day immediately preceding the date of the anticipated filing of, and ending on a date 60 days following the effective date of, the registration statement relating to such other public offering and (y) if the Company shall furnish to the registered holders of Registerable Securities a certificate signed by its chairman of the Board, chief executive officer, president or any other of its authorized officers stating that the Company has pending or in process a material transaction, the disclosure of which would, in the good faith judgment of the Board, after consultation with its outside securities counsel, materially and adversely affect the Company, the Company may postpone the filing (but not the preparation) of a registration statement required by this paragraph 7(c) until the earlier of (A) 90 days from the date of such certificate or (B) the date on which such certificate ceases to be accurate; provided that the Company shall at all times in good faith use its best efforts to cause any registration statement required by this paragraph 7(c) to be filed as soon as possible and; provided further that, the Company shall not be permitted to postpone registration pursuant to this paragraph 7(c)(vii) more than once in any 180-day period. The Company shall promptly give the registered holders of Registerable Securities requesting registration thereof pursuant to this paragraph 7(c) written notice of any postponement made in accordance with the preceding sentence. If the Company gives the registered holders of Registerable Securities such a notice, the registered holders of Registerable Securities shall have the right, within 15 days after receipt thereof, to withdraw their request in which case, such request will not be counted for purposes of this paragraph 7(c).

(d) Shelf Registration.

(i) At any time or from time to time following the date hereof, upon the written request of any registered holder or holders of Registerable Securities, the Company shall promptly give written notice of such requested registration to all registered holders of Registerable Securities other than the requesting holder(s), and the Company shall as promptly as practicable file with the Securities and Exchange Commission (the “SEC”) a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the “Shelf Registration Statement”) (A) so requested to be registered and (B) all other Registrable Securities of the same class or series as those referenced in clause (A) which the Company has been requested to register by any other registered holder thereof by written request given to the Company within fifteen (15) days after the giving of such written notice by the Company (which request shall specify the amount and intended method of disposition of such Registrable Securities); provided that the Company shall not be required to effect any registration to be effected pursuant to this paragraph 7(d) unless at least 10% of the Registrable Securities outstanding at the time of such request are to be included in such registration. The Shelf Registration Statement shall permit registration of such Registrable Securities for resale in the United States by registered holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration Statement or any Subsequent Shelf Registration Statement (as defined below). The Company shall use its best efforts to cause the initial Shelf Registration Statement to be declared effective by the SEC under the Securities Act by the 180th day after the registered holders of Registrable Securities requested the Shelf Registration Statement and to keep the Shelf Registration Statement continuously effective under the Securities Act until the first anniversary of its effective date, subject to extension pursuant to clause (iv) of this paragraph 7(d) (the “Effectiveness Period”), or such shorter period ending when (i) all Registrable Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the initial Shelf Registration Statement or (ii) a Subsequent Shelf Registration Statement covering all of the Registrable Securities has been declared effective under the Securities Act. Notwithstanding any other provision hereof, no holder’s Registrable Securities shall be included in the Shelf Registration Statement unless and until such holder furnishes to the Company in writing such information as the Company may reasonably request in writing for use in connection with the Shelf Registration Statement and any related application to be filed with or under state securities laws.

(ii) If the initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 7 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a “Subsequent Shelf Registration Statement”) to permit registration of the Registrable Securities for resale in the United States. If a Subsequent

Shelf Registration Statement is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective under the relevant Securities Laws as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Shelf Registration Statement or any Subsequent Shelf Registration Statement was previously continuously effective. As used herein the term “Shelf Registration Statement” means the Shelf Registration Statement and any Subsequent Shelf Registration Statement.

(iii) The Company shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the registered holders of the Registrable Securities then outstanding or by any underwriter of such Registrable Securities.

(iv) At any time while the Shelf Registration Statement is effective and a prospectus relating thereto is required to be delivered under the Securities Act within the Effectiveness Period, that the Company becomes aware that the Shelf Registration Statement or any prospectus included therein, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, to the extent that the amendment or supplement to such Shelf Registration Statement or prospectus necessary to correct such untrue statement of a material fact or omission to state a material fact would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides the registered holders of Registerable Securities written notice thereof promptly after the Company makes such determination, the registered holders of Registerable Securities shall suspend sales of Registrable Securities pursuant to the Shelf Registration Statement and the Company shall not be required to comply with its obligations under paragraph 7(e)(i)) until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 90 days after receipt of such written notice by the registered holders of Registerable Securities. If the registered holders’ disposition of Registrable Securities is discontinued pursuant to the foregoing sentence, the Effectiveness Period shall be extended by the number of days during the period from and including the date of the giving of such notice and including the date when each seller of Registrable Securities covered by the Shelf Registration Statement shall have received copies of the supplemented or amended prospectus contemplated by clause (v) of paragraph 7(e).

(v) The Company will pay all Registration Expenses in connection with the registration of Registrable Securities pursuant to this paragraph 7(d).

(vi) If a requested registration pursuant to this paragraph 7(d) includes an underwritten offering, the investment banker(s), underwriter(s) and manager(s) for such offering shall be selected by the registered holders of a majority of the Registrable Securities to be registered thereunder; provided however that such investment banker(s), underwriter(s) and manager(s) shall be reasonably satisfactory to the Company.

(e) Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will promptly:

(i) prepare and, in any event within 30 days after the end of the period within which a request for registration may be given to the Company, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within 90 days of the initial filing (and, in the case of the initial Shelf Registration, effective no later than 180 days after date hereof);

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of one year and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto in accordance with paragraphs 7(e)(i) or (ii), the Company will furnish to counsel selected pursuant to paragraph 7(j) hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel and the Company shall not file any such document to which the Demand Party objects;

(iii) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller in accordance with such Seller’s intended method of disposition;

(iv) use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subparagraph (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(vi) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(viii) use its best efforts to list Registrable Securities on any securities exchange or quotation service on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or service; and (ii) use its best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(ix) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of paragraph 7(e) hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably requested in order to expedite or facilitate the disposition of such Registrable Securities;

(x) obtain a “cold comfort” letter or letters from the Company’s independent public accounts in customary form and covering matters of the type customarily covered by “cold comfort” letters as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

(xi) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(xii) notify counsel for the registered holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order or similar order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(xiii) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(xiv) if requested by the managing underwriter or agent or any registered holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such registered holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such registered holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(xv) cooperate with the registered holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such registered holders may request;

(xvi) obtain for delivery to the registered holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such registered holders, underwriters or agents and their counsel;

(xvii) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with any national stock exchange or quotation system; and

(xviii) use its best efforts to make available the executive officers of the Company to participate with the registered holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the registered holders of Registerable Securities in connection with the methods of distribution for the Registrable Securities.

(f) Information Supplied. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request.

(g) Restrictions on Disposition. Each registered holder of Registerable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph 7(e)(vi), such registered holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such registered holder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph 7(e)(vi), and, if so directed by the Company, such registered holder will use its reasonable best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such registered holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in paragraph 7(e)(ii) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to paragraph 7(e)(vi) and to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph 7(e)(vi).

(h) Indemnification.

(i) In the event of any registration of any securities of the Company under the Securities Act pursuant to paragraphs 7(b), 7(c) or 7(d), the Company shall, and it hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, each Affiliate of such seller and their respective directors, officers, members or general and limited partners (and any director, officer, and controlling Person of any of the foregoing), each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof (“Claims”) and expenses (including reasonable attorney’s fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such Claims or expenses arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein or used in connection with the offering, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or (iii) any violation or alleged violation by the Company of any law or regulation applicable to the Company and relating to action or inaction required of the Company with respect to such registration or the offer or sale of Registrable Securities; provided that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such Claim or expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or behalf of such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the transfer of securities by any seller;

(ii) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with paragraphs 7(b), 7(c) or 7(d) herein, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph 7(h)(i)) the Company with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of securities by any seller. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation;

(iii) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this paragraph 7(h), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under paragraph 7(h), except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all indemnified parties in each jurisdiction who shall be approved by the majority of the participating registered holders of Registerable Securities in the registration in respect of which such indemnification is sought), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the indemnified party without the consent of the indemnifying party, such consent not to be unreasonably withheld. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnified party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such indemnified party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such indemnified party and does not otherwise adversely affect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder.

(iv)

(A) If the indemnification provided for in this paragraph 7(h) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this paragraph 7(h)(iv) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding.

(B) The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph 7(h)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph 7(h)(iv)(A). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(v) Indemnification similar to that specified in this paragraph 7(h) (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any law, rule or regulation or with any governmental authority other than as required by the Securities Act.

(vi) The obligations of the parties under this paragraph 7(h) shall be in addition to any liability that any party may otherwise have to any other party.

(i) Required Reports. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any registered holder of Registerable Securities, make publicly available such information), and it will take such further action as any registered holder of Registerable Securities may reasonably request, all to the extent required from time to time to enable such registered holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any registered holder of Registerable Securities, the Company will deliver to such registered holder a written statement as to whether it has complied with such requirements.

(j) Holdback Agreement. If any registration hereunder shall be in connection with an underwritten public offering, each registered holder of Registerable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Common Stock of the Company (in each case, other than as part of such underwritten public offering), within 7 days before, or subject to paragraph 7(c) in the case of a requested registration that has been postponed pursuant to clause (i) thereof, for 90 days (or such lesser period as the managing underwriters may permit) after, the effective date of such registration (except as part of such registration), and the Company hereby also agrees to use its reasonable best efforts to have each other holder of any Common Stock of the Company purchased from the Company (at any time other than in a public offering) to so agree.

(k) Most Favored Nation. For so long as an Initial Holder owns any of the Warrants, the Company shall grant the Initial Holder any more favorable registration rights or more favorable other rights, preferences or privileges (whether contractual or embodied in the terms of any security or otherwise) relating to voting or liquidity (other than with respect to price) hereafter granted to any investor in the Company automatically and without any action on the part of the Initial Holder. The Company shall execute and deliver reasonably promptly all agreements or other documents and take all actions reasonably necessary and promptly to execute to give effect to this Section.

(l) Termination. This paragraph 7 shall terminate in its entirety with respect to each registered holder of Registerable Securities when such registered holder and its Affiliates collectively hold no Registrable Securities and with respect to the Company when all registered holders of Registerable Securities and their Affiliates collectively hold no Registrable Securities.

8. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered holder thereof at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the registered holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

9. Director Designation.

(a) The Company agrees to cause the Board on the date hereof to consist of 10 directors (individually, a “Director” and, collectively, the “Directors”), subject to future increase or decrease in accordance with the Company’s by-laws and this Agreement.

(b) For so long as MP TMA LLC, MP TMA (Cayman) LLC and their respective Affiliates (collectively, “MP”) beneficially own Warrant Shares, unexercised Warrants or other shares of Common Stock representing: (i) at least 5% but less than 10% of the shares of Common Stock outstanding on a fully diluted basis, then MP may designate one Director; (ii) at least 10% but less than 15% of the shares of Common Stock outstanding on a fully-diluted basis, then MP may designate two Directors; and (iii) at least 15% of the shares of Common Stock outstanding on a fully-diluted basis, then MP may designate three Directors. Each such designee is a “MP Designee.” For purposes of this Section 9(b), “fully diluted” excludes shares of Common Stock reserved for issuance upon the conversion of shares of preferred stock.

(c) The Company agrees to appoint to the Board designees of two Persons party to this Agreement other than MP and the Company (such designees and the MP Designees, collectively, the “Holder Designees,” and such designating Persons and MP, collectively, the “Significant Holders”).

(d) The Company agrees to include in the slate of nominees recommended by the Board to the shareholders of the Company each Holder Designee and to use its best efforts to cause the election of each Holder Designee to the Board.

(e) If at any time a Significant Holder shall notify the Company in writing of its desire to remove, with or without cause, any Director of the Company previously designated by it, the Company shall use its best efforts to remove such Director from the Board.

(f) If any Holder Designee ceases to serve on the Board (whether by reason of death, resignation, removal or otherwise), the Significant Holder who designated such Director shall be entitled to designate a successor Director to fill the vacancy created thereby.

(g) The parties hereto hereby agree that any individual designated as a Director of the Company may be removed for cause with or without the consent of the Significant Holder which designated such individual. No such removal of an individual designated pursuant to this paragraph 9 shall affect any Significant Holder right to designate a successor Director pursuant to paragraph 9(f).

(h) Notwithstanding anything in this Agreement to the contrary, if any Significant Holder shall cease to have the right to designate the number of current Directors he, she or it has designated in accordance with paragraph 9(b) or (c), the excess Director(s) designated by such Significant Holder shall submit his, her or their resignation and the other Directors shall decide, by the affirmative vote of a majority of such Directors, whether to accept such resignation(s) and, if such resignation(s) are accepted, whether to decrease the size of the Board to eliminate such vacancy or vacancies.

10. Representations of the Company. The Company represents and warrants to each other party to this Agreement as follows:

(a) The Company and its Subsidiaries (as defined below) have each been duly organized, and are each validly existing as a corporation in good standing under the laws of their respective states of incorporation, and are each qualified to do business as a foreign corporation in each jurisdiction in which such qualification is necessary. The Company and its Subsidiaries have the requisite corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses as presently conducted. The Company has the requisite corporate power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby. Each party to this Agreement other than the Company has been provided with a true and complete copy of the Company’s Articles of Incorporation and by-laws as in effect on the date hereof. For purposes of this paragraph 10, a “Subsidiary” of an entity means an Affiliate controlled by such entity directly, or indirectly through one or more intermediaries.

(b) The Company’s execution, delivery and performance of this Agreement and the Warrants have been duly authorized by all necessary corporate and shareholder action, except pursuant to the financial distress exception being pursued with the NYSE (the “NYSE Approval”). This Agreement and the Warrants have each been duly executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(c) As of the date hereof, the authorized capital stock of the Company consists of 455,985,785 shares of Common Stock, 6,525,000 shares of 8.00% Series C Cumulative Redeemable Preferred Stock, 4,000,000 shares of Series D Adjusting Rate Cumulative Redeemable Preferred Stock, 3,162,500 shares of 7.50% Series E Cumulative Redeemable Preferred Stock and 30,326,715 shares of 10% Class F Cumulative Convertible Redeemable Preferred Stock. The issued and outstanding capital stock of the Company consists of 171,530,778 shares of Common Stock, no shares of Series B Cumulative Preferred Stock, 6,525,000 shares of Series C Cumulative Redeemable, 4,000,000 shares of Series D Adjusting Rate Cumulative Redeemable Preferred Stock, 3,162,500 shares of 7.50% Series E Cumulative Redeemable Preferred Stock and 30,326,715 shares of 10% Class F Cumulative Convertible Redeemable Preferred Stock. All such shares of capital stock of the Company have been duly authorized and are fully paid and non-assessable. Except with respect to the 46,960,000 Class A Warrants granted under the Override Agreement to purchase an equal number of shares of Common Stock, with respect to 30,326,715 shares of Common Stock 10% Class F Cumulative Convertible Redeemable Preferred Stock, convertible into 65,927,246 shares of Common Stock, and with respect to the 7.50% Series E Cumulative Redeemable Preferred Stock, convertible into 2,442,462 shares of Common Stock, there are no outstanding options, warrants or other equity securities that are convertible into, or exercisable for, shares of the Company’s capital stock. The Company owns all of the issued and outstanding capital stock of its Subsidiaries, directly or indirectly free and clear of all liens and encumbrances, other than liens and encumbrances pursuant to The Security Agreement, dated as of March 28, 2008, made by Thornburg Mortgage, Inc. and certain of its subsidiaries, in favor of Wilmington Trust Company, and the Senior Security Agreement dated March 28, 2008, made by made by Thornburg Mortgage, Inc. and certain of its subsidiaries, in favor of Deutsche Bank Trust Company Americas. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, the Company’s Subsidiaries.

(d) The execution and delivery by the Company of this Agreement and the Warrants, and the performance by the Company of the transactions contemplated hereby and thereby, do not and will not require the Company to effectuate or obtain any registration with, consent or approval of, or notice to any federal, state or other governmental authority or regulatory body other than the NYSE Approval and, if required, filing and observance of the waiting period under HSR in connection with any exercise of Warrants subject to the requirements of HSR.

(e) Assuming obtaining any necessary approval in clause (d), the execution and delivery of this Agreement and the Warrants and the performance by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Company, (ii) result in a default or breach of, or require any consent, approval, authorization or permit of, or filing or notification to, any Person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease swap, reverse repurchase agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or its Subsidiary or any of their respective assets may be bound or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company or its Subsidiaries, except, in the case of clauses (ii) and (iii) above, any such violation that could not reasonably be expected to materially impair the transactions contemplated hereby or have a material adverse effect on the assets, liabilities, condition, business or results of operations on the Company and its Subsidiaries, taken as a whole.

(f) The Warrants have been duly and validly issued and are fully paid and non-assessable.

(g) Other than Friedman, Billings, Ramsey & Co., Inc. and UBS Securities LLC, Neither the Company, nor any of its officers, directors, employees or Affiliates, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder’s or other similar fees or expenses in connection with the transactions contemplated hereby.

11. Representations of the Parties to this Agreement other than the Comapny: Each party to this Agreement other than the Company represents and warrants to the Company as follows:

(a) Such Person has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation. Such Person has the requisite organizational power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

(b) The execution, delivery and performance of this Agreement by such Person have been duly authorized by all necessary organizational or other action on the part of such Person. This Agreement has been duly executed and delivered by such Person, and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(c) Assuming that the Company’s representation and warranty in Section 10(e) is correct, the execution and delivery by such Person of this Agreement, and the performance by such Person of the transactions contemplated hereby, do not and will not require such Person to effectuate or obtain any registration with, consent or approval of, or notice to any federal, state or other governmental authority or regulatory body.

(d) The execution and delivery of this Agreement and the performance by such Person of the transactions contemplated hereby, will not (i) conflict with or result in a breach of any provision of the organizational documents of such Person or (ii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to such Person, except, in the case of clause (ii) above, any such violation that could not reasonably be expected to materially impair the transactions contemplated hereby.

12. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrants and of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of such Warrant Certificate, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

13. Statement on Warrants. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares and the same Exercise Price as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered by hand or sent by facsimile transmission (with receipt confirmed), or, if timely delivered to an air courier guaranteeing overnight delivery service, on the next business day, or five business days after being deposited in the mail, first class, certified or registered, postage prepaid, return receipt requested, in each case addressed as follows (or to such other place or places as either of the parties shall designate by written notice to the other):

(i)	if to a registered holder of Warrants or beneficial owners of Warrant Shares, to the address set forth on the Warrant Register or Common Stock Register maintained by the Company; and

(ii)	if to the Company, to:

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

15. Amendment. The Company with the consent of the beneficial owners of Warrant Shares constituting at least two-thirds of the Warrant Shares beneficially owned by parties to this Agreement other than the Company and its Subsidiaries may amend or supplement this Agreement or waive compliance by the Company in a particular instance with any provision of this Agreement; provided that without the consent of each beneficial owner affected, no such amendment shall alter any such beneficial owner’s rights under paragraph 9 or (with respect to Warrants held by a non-consenting beneficial owner) increase the Exercise Price or decrease the number of Warrant Shares issuable upon exercise of any Warrant. For the avoidance of doubt, all of the Warrant Shares underlying an unexercised Warrant shall be deemed beneficially owned by the registered holder of such Warrant.

16. Successors and Assigns; Benefits of This Agreement. Except as otherwise provided herein, all of the provisions of this Agreement by or for the benefit of the Company and the registered holders of the Warrants and beneficial owners of the Warrant Shares shall inure to the benefit of their respective successors and assigns hereunder. Other than transferees which acquire Warrants or Warrant Shares pursuant to a public offering effected pursuant to an effective registration statement under the Securities Act or in a transaction under Rule 144 of the Securities Act, successors, assigns and transferees or parties hereto other than the Company shall enter into a joinder agreement whereby they agree to become a party hereto. Nothing in this Agreement shall be construed to give to any Person other than the Company and the registered holders of the unexercised Warrants and beneficial owners of the Warrant Shares any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and such registered holders and beneficial owners. Prior to the exercise of the Warrants, no holder of a Warrant Certificate, as such, shall be entitled to any rights of a shareholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of shareholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. The holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company’s affairs.

17. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State, applicable to contracts made and to be performed therein.

18. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

19. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

20. Remedies. The Company and the holder hereof each stipulates that the remedies at law of each party hereto in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

21. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

COMPANY:

THORNBURG MORTGAGE, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	President & Chief Executive Officer

Warrant Agreement

INITIAL HOLDERS:

MP TMA LLC

By: MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS III L.P., its Member

By: MATLINPATTERSON GLOBAL ADVISERS LLC, as Investment Manager

By:
Name:	Lawrence M. Teitelbaum
Title:	Chief Financial Officer

MP TMA (CAYMAN) LLC

By: MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS (CAYMAN) III L.P., its Member

By: MATLINPATTERSON GLOBAL ADVISERS LLC, as Investment Manager

By:
Name:	Lawrence M. Teitelbaum
Title:	Chief Financial Officer

TMA LTD.

By:
Name:	Robert H. Weiss
Title:	Director

By:
Name:	Lawrence M. Teitelbaum
Title:	Director

Warrant Agreement

[OTHER INITIAL HOLDERS]

Warrant Agreement

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT. A COPY OF THE FORM OF SAID WARRANT AGREEMENT IS ON FILE WITH THE SECRETARY OF THORNBURG MORTGAGE, INC.

                 Warrant Shares

CUSIP No.

No. WB-

WARRANT CERTIFICATE

This Warrant Certificate certifies that, for value received,                                  (“Holder”), is the registered holder of Class B warrants (the “Warrants”) to purchase, at any time or from time to time after April 11, 2008 until 5:00 P.M., New York time, on March 31, 2015, [            ] shares of Common Stock, par value $0.01 per share (“Common Stock”) of THORNBURG MORTGAGE, INC., a Delaware corporation (the “Company”), subject to adjustment in certain events, at the exercise price per share of $0.01 per share (the “Exercise Price”), upon surrender of this Warrant Certificate, together with the attached Form of Election to Purchase duly executed, and payment of the Exercise Price at the principal office of the Company, but subject to the terms and conditions set forth herein and in the Warrant Agreement dated as of March 31, 2008 between the Company and the Holder (the “Warrant Agreement”). Payment of the Exercise Price shall be made, at the option of the Holder (i) in cash, by certified check or wire transfer payable to the order of the Company, (ii) on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares that would otherwise be issuable upon a cash exercise of this Warrant less that number of Warrant Shares having a current market price (as defined in paragraph 6(d) of the Warrant Agreement) equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares with respect to which this Warrant is being exercised, or (iii) by any combination of the foregoing. The registered holder hereof shall exercise the Warrants as promptly as practicable after April 11, 2008 and from time to time thereafter to the extent permitted by applicable federal, state and foreign laws and regulations.

This Warrant may be exercised at such times and in such amounts as are provided for in the Warrant Agreement.

The Warrants evidenced by this Warrant Certificate are issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made

i

a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder(s) hereof upon written request directed to the Company.

The Warrant Agreement provides that upon the occurrence of certain events, the type and/or number of the Company’s securities issuable upon exercise of the Warrants may, subject to certain conditions, be adjusted.

Upon due presentment for registration of transfer of this Warrant Certificate at the principal office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith which is not payable by the Company pursuant to paragraph 12 of the Warrant Agreement.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are not defined herein and are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:             , 20

THORNBURG MORTGAGE, INC.

By:
Name:
Title:

ii

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder

desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED,                                               hereby sells, assigns and transfers unto                                                                                               , this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                              , Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:	Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other
Identifying Number of Holder)

[FORM OF ELECTION TO PURCHASE]

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase                                      shares of Common Stock and herewith: (choose one or both by marking “X” in the space provided)

         tenders payment for                          of such shares, to the order of THORNBURG MORTGAGE, INC., in the amount of $             in accordance with the terms of the Warrant Agreement.

         requests that such exercise for                          of such shares be on a net basis in accordance with the terms of the Warrant Agreement.

The undersigned requests that a certificate for such shares of Common Stock be registered in the name of                                                              , whose address is                                                                                                and that such certificate be delivered to                                                                                   whose address is                                                                                                                   .

Dated:	Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other
Identifying Number of Holder)

EXHIBIT B

TRANSFEREE’S LETTER

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

[Seller]

Dear Sirs:

In connection with the undersigned’s proposed purchase of (i) senior subordinated secured notes due 2015, (the “Notes”), (ii) detachable warrants (together with any additional warrants that may be issued by the Company for the purchase of Common Stock (the (“Underlying Common Stock”) to the Investor, the “Warrants,” and together with the Notes, the “Instruments”), to purchase shares of common stock, par value $0.01 per share (the “Common Stock”) of Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), and (iii) an investment in a participation in certain collateral of the Company (the “Participation”; together with the Instruments, the “Investments”), from                          (“Seller”), the undersigned confirms and agrees that:

1.

The undersigned understands and agrees that the Investments have been offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and that the Investments have not been registered under the Securities Act and, unless so registered, may not be resold except as permitted in the following sentence. The undersigned agrees, on its own behalf and on behalf of each account for which it acquires any Investments that, if in the future it decides to offer, resell, pledge or otherwise transfer such Investments, such Investments may be offered, resold, pledged or otherwise transferred only (a) to the Company or a subsidiary thereof, (b) pursuant to a registration statement that has been declared and is effective under the Securities Act or (c) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of the undersigned’s property or the property of such investor account or accounts be at all times within the undersigned’s or their control and subject to compliance with any applicable state securities laws. The undersigned understands that the registrar and transfer agent for the Investments will not be required to accept for registration of transfer any Investments except upon presentation of evidence satisfactory to the Company and the transfer agent that, unless such Investments are already registered under the Securities Act, an exemption to the registration requirement under the Securities Act and the rules and regulations thereunder have been complied with. The undersigned further understands that any certificates representing Investments acquired by it will bear a legend reflecting the substance of this paragraph. The undersigned acknowledges, on its own behalf and on behalf of any investor account for which it is purchasing the Investments, that the Company reserves the right to restrict any offer, sale or other transfer of the Investments pursuant to clause (c) above or to require the completion, execution and delivery of a letter from the transferee substantially in the form hereof and certifications and other information satisfactory to the Company and the registrar and transfer agent and an opinion of counsel satisfactory to the Company that the proposed transfer does not require registration under the Securities Act. WITHOUT LIMITING THE FOREGOING, UNLESS AND UNTIL THE COMPANY NOTIFIES YOU OTHERWISE IN WRITING, THE UNDERSIGNED ACKNOWLEDGES AND AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT IS PURCHASING NOTES, WARRANTS OR UNDERLYING SHARES, THAT IT CANNOT AND WILL NOT SELL OR OTHERWISE TRANSFER ANY SECURITIES WITHOUT (I) A COMPLETED AND EXECUTED LETTER FROM THE PROSPECTIVE TRANSFEREE IN THE FORM OF THIS TRANSFEREE’S LETTER AND THE DELIVERY OF SUCH TRANSFEREE’S LETTER TO THE COMPANY AND (II) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

2.	The undersigned is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

3.	The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Investments, and each of the undersigned and any account for which the undersigned is acting is able to bear the economic risk of such investment and can afford the complete loss of such investment.

4.	The undersigned is acquiring the Investments for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. The undersigned was not formed for the specific purpose of acquiring the Investments.

5.	The undersigned is acquiring the Investments for the undersigned’s own account or for one or more accounts (each of which is a QIB) as to each of which the undersigned exercises sole investment discretion and is authorized to make the representations, and enter into the agreements, contained in this letter.

6.

The undersigned has received such information as the undersigned deems necessary in order to make an investment decision with respect to the Investments. The undersigned acknowledges that the undersigned and the undersigned’s advisor(s), if any, have had the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of this offering of the Investments, as the undersigned and the undersigned’s advisor(s), if any, deem necessary to verify the accuracy of any information that the undersigned deems relevant to making an investment in the Investments. The undersigned represents and agrees that prior to the undersigned’s agreement to purchase Investments, the undersigned and the undersigned’s advisor(s), if any, will have asked such questions, received such answers and obtained such information as the undersigned deems necessary to verify the accuracy of any information that the undersigned deems relevant to making an investment in Investments. The undersigned became aware of this offering of the Investments and the Investments were offered to the undersigned solely by direct contact between the undersigned and Seller. The undersigned did not become aware of, nor were the Investments offered to the undersigned by any other means, including, in each case, by any form of general solicitation or general advertising. In making the decision to purchase the Investments, the undersigned relied solely on the information filed with the Securities and Exchange Commission or obtained by the undersigned directly from the Company as a result of any inquiries by the undersigned or the undersigned’s advisor(s).

7.	The undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

8.	The undersigned is not and for so long as it holds the Notes, Warrants or Underlying Shares will not be (i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to Title I of ERISA, including without limitation governmental and non-U.S. plans, (ii) a plan described in Section 4975 of the Internal Revenue Code, (iii) an entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (including but not limited to an insurance company general account), or (iv) an entity that otherwise constitutes a “benefit plan investor” within the meaning of the DOL Regulation Section 2510.3-101 (29 C.F.R. Section 2510.3-101) (any of the foregoing, a “Benefit Plan Investor”).

9.	The undersigned acknowledges that the Company, Seller and others will rely on the acknowledgments, representations and warranties contained in this letter. The undersigned agrees to promptly notify the Company and Seller if any of the acknowledgments, representations and warranties set forth herein are no longer accurate. The undersigned agrees that each purchase by the undersigned of securities from Seller will constitute a reaffirmation of the acknowledgments, representations and warranties herein (as modified by any such notice) as of the time of such purchase.

10.	The Company and Seller are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

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